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                                                                    EXHIBIT 8.01

                         SIDLEY AUSTIN BROWN & WOOD LLP

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                               November 30, 2005


Superfund Capital Management, Inc.
Le Marquis Complex, Unit 5
P.O. Box 1479
Grand Anse
St. George's, Grenada
West Indies

                  Re:      Quadriga Superfund, L.P.
                           Post-Effective Amendment No. 1 to the
                           Registration Statement on Form S-1
                           -------------------------------------

Dear Sir or Madame:

                  We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, to be filed with the SEC on or about November 30, 2005 (the "Registration Statement Amendment"), of Quadriga Superfund, L.P. (the "Fund"), a Delaware limited partnership.

                  We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, and based upon Superfund Capital Management, Inc.'s belief that all of the income expected to be generated by each Series will constitute "qualifying income," we hereby confirm our opinion set forth under the caption "Federal Income Tax Aspects" in the Prospectus and Disclosure Document constituting a part of the Registration Statement Amendment that each of Series A and Series B of the Fund will be classified as a partnership for federal income tax purposes and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. Also, the summary set forth under the caption "Federal Income Tax Aspects" fairly and accurately describes (subject to the uncertainties referred to therein) the material federal income tax consequences to United States individual taxpayers that invest in Series A or Series B of the Fund.

        SIDLEY AUSTIN BROWN & WOOD LLP IS A LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS


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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Quadriga Superfund, L.P.
November 30, 2005
Page 2

                  The opinions expressed above are based solely upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial authorities, rulings and administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinions stated herein.

                  Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of Series A and Series B of the Fund and United States individual taxpayers investing in Series A or Series B of the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

                  We express no opinion concerning federal income tax matters relating to the above-described transaction except as expressly set forth above and no opinion concerning the application of any state, local or foreign tax laws to such transaction.

                  This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement Amendment and to all references to our firm included in or made a part of the Registration Statement Amendment.

                                           Very truly yours,

                                           /s/ Sidley Austin Brown & Wood LLP